Exhibit No. 10.12
Form 10-KSB
Buyers United, Inc.
File No. 0-26917

                  ASSIGNMENT AMENDMENT AND RELEASE AGREEMENT


     THIS ASSIGNMENT AMENDMENT AND RELEASE AGREEMENT (the "Agreement") is made and entered into as of December 6, 2002 (the "Effective Date") by and between 13751 S. Wadsworth Park Dr., LLC, a Delaware limited liability company ("Landlord"), I-Link Incorporated, a Florida corporation ("I-Link, Inc."), I-Link Systems, Inc., f.k.a. I-Link Worldwide, Inc., a Utah corporation ("I-Link Systems") and Buyers United, Inc., a Delaware corporation ("Buyers United").

                                   RECITALS:

     A. I-Link Systems and Landlord's predecessor in interest Draper Land Partnership II, a Utah limited partnership, entered into to that certain Commercial Lease, dated September 11, 1996 (the "Second Floor Lease") for the lease of the entire second floor (commonly known as Suite 200) of Building D located at 13751 South Wadsworth Park Drive, Draper, Utah 84020 ("Building D") together with the appurtenant right to use, in common with others, certain common areas and non-reserved parking stalls (the "Premises").

     B. The Second Floor Lease has been amended by (i) the First Amendment to Lease, dated October 24, 1996 which confirmed the rentable square footage and the total annual base rent, and (ii) the Second Amendment to Lease, dated November 1, 1998 which added Suite 110 to the Premises.

     C. I-Link Systems has subleased Suite 110 to Phillip Moser, d.b.a., "First Home Info" pursuant to the Sublease Agreement, dated October 7, 2002 ("Suite 110 Sublease").

     D. I-Link, Inc., Landlord and Empire Funding Corp, an Oklahoma corporation entered into that certain Sublease and Amendment to Lease Agreement, dated November 30, 1999 ("First Floor Sublease") whereby I-Link, Inc. subleased Suite 130 and 140 of Building D located at 13751 South East Wadsworth Park Drive, Draper, Utah 84020 together with the appurtenant right to use, in common with others, certain common areas and non-reserved parking stalls.

     E. The parties hereto desire to terminate the First Floor Sublease and assign and amend the Second Floor Lease as previously amended and as provided herein.

     NOW, THEREFORE, for good and valuable consideration, and the covenants and agreements set forth herein, the parties agree as follows:

     1.    Defined  Terms.   Capitalized terms used be  not  defined  in  this
Agreement shall have the meaning given them in the Second Floor Lease as previously amended.

     2. Assignment of Suite 110 Sublease/Release of First Floor Sublease. Except as otherwise provided below, effective as of the Effective Date, I-Link Systems hereby assigns its interest in the Suite 110 Sublease to Landlord and Landlord and I-Link Systems hereby release each other of and from any and all claims, liabilities and damages arising out of or in any way related to the Suite 110 Sublease. Except as otherwise provided below, effective as of the Effective Date, Landlord and I-Link, Inc. hereby terminate the First Floor Sublease and release each other of and from any and all claims, liabilities and damages arising out of or in any way related to the First Floor Sublease. Notwithstanding the foregoing, in the event the Asset Purchase Agreement, dated December 6, 2002 between Buyers United and I-Link, Inc. (the "Asset Purchase Agreement") is terminated by Buyers United and Buyers United does not close the transaction contemplated thereby, the foregoing assignment with respect to Suite 110 Sublease and the foregoing assignment and release with respect to the First Floor Sublease shall not be effective. In such event the Suite 110 Sublease and the First Floor Sublease shall continue in full force and effect, and shall be deemed to have continued in full force and effect pursuant to the terms thereof in effect immediately prior to the execution and delivery of this Agreement.

     3. Assignment and Assumption of Second Floor Lease. Except as otherwise provided below, effective as of the Effective Date, I-Link Systems hereby assigns, conveys and transfers to Buyers United all of I-Link Systems' right, title and interest in and to the Second Floor Lease as previously amended and as amended hereby. Effective as of the Effective Date, Buyers United hereby assumes and agrees that it will faithfully keep, fulfill, observe, perform, pay and discharge each and every covenant, duty, debt and obligation that may accrue and become performable, due or owing from and after the Effective Date by Buyers United as the tenant and sublessor under the terms, provisions and conditions of the Second Floor Lease as previously amended and as amended hereby. Landlord hereby consents to the foregoing assignment and assumption of the Second Floor Lease as previously amended and as amended hereby. Base Rent, Operating Expenses, utilities and all other expenses of Tenant under the Second Floor Lease as previously amended and as amended hereby shall be prorated between I-Link Systems and Buyers United as of the Effective Date. I-Link Systems agrees to pay its prorata share of utilities, operating expenses and other expenses within thirty days of written request of Buyers United. Notwithstanding the foregoing, in the event the Asset Purchase Agreement is terminated by Buyers United and Buyers United does not close the transaction contemplated thereby, the foregoing assignment, assumption and consent with respect to the Second Floor Lease shall not be effective. In such event the Second Floor Lease shall continue in full force and effect, and shall be deemed to have continued in full force and effect pursuant to the terms thereof in effect immediately prior to the execution and delivery of this Agreement.

     4. Amendment of Second Floor Lease. Except as otherwise provided below, effective as of the Effective Date, Landlord and Buyers United hereby amend the Second Floor Lease as follows:

          (i) Base Rent. Base Rent as defined in the Second Floor Lease shall be fixed for the remainder of the lease term at Eight and 50/100 Dollars ($8.50) per Rentable square foot per year.

          (ii) CAM. Tenant's prorated share of Operating Expenses shall not exceed Five and 50/100 Dollars ($5.50) per Rentable square foot per year.

          (iii) Extension of Initial Term. Landlord and Buyers United acknowledge and agree that the "Initial Term" of the Second Floor Lease commenced on November 5, 1996 and expires on November 4, 2003. Landlord and Buyers United hereby agree to extend the Initial Term of the Second Floor Lease to November 4, 2004.

          (iv) Addition of UPS and PBX Closet Space. Article 1(a) of the Second Floor Lease is modified by adding the following paragraph:

     "Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term, and subject to the same terms and conditions after set forth, to each and all of which Landlord and Tenant hereby mutually agree, those certain Premises, designated as "I-Link UPS DR #108" and "I-Link Switch Room DR#3" (collectively the "Equipment Rooms") on the Building D Suite 150 1st Floor Collections Customer Care space plan attached hereto as Exhibit "C", together with (i) the right of reasonable access thereto during regular business hours, and (ii) the right of emergency or urgent access thereto on a twenty four (24) hour a day, seven (7) day a week basis. It is understood and agreed that access to the Equipment Rooms will require passage through another tenant's premises; accordingly Tenant shall have the right to hold a key to such other premises, and as such the rights of access contemplated hereby shall require Tenant's commercially reasonable efforts to (y) avoid creating or causing claims or losses involving persons and property; and (z) not unreasonably disrupt or interfere with such other tenant's use and enjoyment of their premises. The Equipment Rooms shall form a part of the Premises."
          (iv) Rentable Square Feet. Landlord and Tenant hereby confirm that for purposes of calculating rent and expenses hereunder, there are 14,339 Rentable square feet, consisting on the second floor of Building D. The square footage of the Equipment Room shall not be deemed to be Rentable square footage and shall not be taken into account for purposes of calculating rent and expenses hereunder.

          (v) Parking Stalls. Landlord and Tenant hereby confirm that Tenant has the right to use, in common with others, sixty two (62) non-reserved parking stalls in the parking lots surrounding Building D.

          (vi)  Change  of  Notice.   From and after the  Effective  Date  all
     notices  sent or required to Buyers United or I-Link Systems   pertaining
     to the Second Floor Lease shall be sent as follows:

          If to Buyers United:

          Buyers United, Inc.
          4870 Pony Express Road
          Bluffdale, Utah  84065
          Attn: Paul Jarman, Executive Vice President
          If to I-Link Systems:

          I-Link Systems, Inc.
          13751 South Wadsworth Park Drive, Suite 200
          Draper Utah, 84020
          Attn: Chief Accounting Officer or Chief Financial Officer

          (vii) Security Deposit. Paragraph 33 of the Second Floor Lease shall be amended and restated in its entirety to read as follows:

          "Tenant shall deposit with Landlord upon the closing of the transaction contemplated by the Asset Purchase Agreement a security deposit in the amount of $10,156.79 (the "Security Deposit"). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of the Lease to be performed or observed by Tenant. In the event Tenant fails to perform or observe any of the provisions of the Lease to be performed or observed by it, then at the option of the Landlord, Landlord may (but shall not be obligated to do so) apply the Security Deposit, or so much thereof as may be necessary to remedy such default or to repair damages to the Premises caused by Tenant. In the event Landlord applies any portion of the
     Security Deposit to remedy any such default or to repair damages to the Premises caused by Tenant, Tenant shall pay to Landlord, within thirty
     (30) days after written demand for such payment by Landlord, all monies necessary to restore the Security Deposit up to the original amount. Any portions of the Security Deposit remaining upon termination of the lease shall be returned."

          Notwithstanding the foregoing amendments to the Second Floor Lease, in the event the Asset Purchase Agreement is terminated and Buyers United does not close the transaction contemplated thereby, the foregoing amendments to the Second Floor Lease shall not be effective. In such event the Second Floor Lease shall continue in full force and effect, and shall be deemed to have continued in full force and effect pursuant to the terms thereof in effect immediately prior to the execution and delivery of this Agreement.

          4.   Security Deposits.

          (i). Second Floor Lease. Landlord and I-Link Systems acknowledge and agree that the certificates of deposit constituting the Security Deposit under the Second Floor Lease as amended have been redeemed pursuant to the terms of the Agreement Regarding Certificate of Deposit and the documents related thereto and that no security Deposit remains in Landlord's possession with respect to the Second Floor Space. Landlord and I-Link Systems acknowledge and agree that I-Link Systems has deposited $971.18 with Landlord pursuant to the Second Floor Lease as amended in connection with Suite 110. I-Link Systems and Landlord further acknowledge and agree that I-Link Systems shall not be entitled to the return or refund of such security deposit and I-Link Systems hereby waives any right to receive the return or refund of such deposit made with respect to Suite 110.

          (ii).First Floor Sublease. I-Link, Inc. and Landlord acknowledge and agree that I-Link, Inc. has deposited $12,338.17 with the Landlord pursuant to the First Floor Sublease. I-Link, Inc. and Landlord further acknowledge and agree that I-Link, Inc. shall not be entitled to the return or refund of such security deposit and I-Link, Inc. hereby waives any right to receive the return or refund of such deposit made with respect to the First Floor Sublease.

     5. Representations, Warranties, Covenants. I-Link, Inc and I-Link Systems each represent, warrant and covenant, as applicable, that: (i) the execution, delivery and performance of this Agreement by each of them has been duly authorized by all necessary corporate action; (ii) no consent or approval of any third party is required as a condition to the execution, delivery and performance by the I-Link, Inc. or I-Link Systems of the terms and provisions of this Agreement; (iii) Except for those matters of public record which might be construed as I-Link, Inc.'s or I-Link Systems' admission of an inability to pay its debts as they become due, neither is in default under the terms and conditions of the Second Floor Lease or the First Floor Sublease, including but not limited to (a) their respective obligations to pay rent and any additional rent pursuant to such lease or sublease; (b) I-Link, Inc.'s and I-Link Systems' respective obligations to pay for any alterations pursuant to the Second Floor Lease and the First Floor Sublease and to keep the property subject to such lease and sublease and the premises thereunder free from any mechanics and materialmens' liens arising out of any work performed, materials purchased or obligations incurred.

     Landlord represents, warrants and covenants that: (i) Landlord has not assigned or otherwise transferred its interest in the Second Floor Lease or the First Floor Sublease to any third party, (ii) except as may be required by Landlord's current lender and as contemplated by paragraph 8 below, no consent or approval of any third party is required as a condition to the execution, delivery and performance by the Landlord of the terms and provisions of this Agreement, (iii) except as provided in subparagraph (iii) in the next preceding paragraph, Landlord has no knowledge of any default under the Second Floor Lease or the First Floor Sublease or any event that, with the passage of time, would constitute an event of default under the Second Floor Lease or the First Floor Sublease, (iv) Landlord shall hold Buyers United harmless from and against any default, cost, loss or expense under the Second Floor Lease as amended and as hereby amended that occurred or was incurred prior to the Effective Date; and (v) Landlord will use good faith efforts to obtain the Lender Approval (as defined in paragraph 8 below) within 30 days following the date the all of the parties hereto have executed and delivered this Agreement.

     Buyers United represents, warrants and covenants that no consent or approval of any third party is required as a condition to the execution, delivery and performance by Buyers United of the terms and provisions of this Agreement.

     6. Default. In the event of a default or breach by any party hereto of the terms and provisions of this Agreement, the nondefaulting party or parties shall be entitled to any and all remedies allowed at law or in equity, including, but not limited to, specific performance, the payment of any and all damages, costs and expenses incurred by the nondefaulting party or parties arising out of or related to the default and or breach of this Agreement, and the reimbursement of any and all legal and attorneys' fees, costs and expenses incurred by the nondefaulting party or parties in enforcing their rights hereunder.

     7. Counterpart/Fax Execution. This Agreement may be (i) executed in two or more counterpart copies, which together shall constitute one and the same agreement; and (ii) executed and delivered by facsimile transmission, and the signatures so delivered shall constitute original signatures for purposes of this Agreement.

     8. Lender Approval. Landlord's execution and delivery of this Agreement is made subject to Landlord's receipt of its lender's written consent and approval of the terms and provisions of this Agreement (the "Lender Approval"). As such, this Agreement shall only be effective and binding upon Landlord following Landlord's receipt of the Lender Approval.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below, to be effective as of the Effective Date.

                              I-Link Incorporated, a Florida corporation



                              By:
                              Its:


                              Dated: ______________, 2003.

                              I-Link Systems, Inc.  a Utah corporation



                              By:
                              Its:


                              Dated: ______________, 2003.


                              13751 S. Wadsworth Park Dr., LLC, a Delaware limited liability company



                              By:
                              Its:


                              Dated: ______________, 2003.



                              Buyers United, Inc., a Delaware corporation



                              By:
                              Its:


                              Dated: ______________, 2003.